Exhibit 3.19

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: business@state.wy.us	Max Maxfield, WY Secretary of State FILED: 03/06/2012 11:25 AM Original ID: 2004-000464791 Amendment ID: 2012-001313810

Statement of Change By Business Entity

1. Name of the business entity:

Bresnan Broadband of Wyoming, LLC

2. Name of current registered agent and physical address of current registered office:

Current Registered Agent:	C T Corporation System

Current Registered Office:	1720 Carey Ave Ste 200, Cheyenne, WY 82001 USA

3. Name of new registered agent and physical Wyoming address of new registered office (cannot be a PO Box):

New Registered Agent:	Corporation Service Company
For consistency the Secretary of State’s Office will only keep one version of the agent’s name on file.

New Registered Office:	1821 Logan Avenue
Cheyenne, WY 82001

Registered Agent Mailing Address (if different than above):

4. I hereby certify that the new registered office and the registered agent comply with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

5. The mailing address of my business should be changed to reflect the new registered office address.    Yes  ☒    No  ☐

6. The principal address of my business should be changed to reflect the new registered office address.    Yes  ☒    No  ☐

7. After the changes are made, the physical address of the registered office and business office of the registered agent will be identical.

Signature:	/s/ VICTORIA D. SALHUS	Date:	1/11/11
	(Shall be executed by an authorized individual)		(mm/dd/yyyy)

Print Name:	VICTORIA D SALHUS	Contact Person:	EILEEN WAHLEN

Title:	SR. VICE PRESIDENT	Daytime Phone:	5168032574

		Email:	ewahlen@cablevision.com

Checklist

☐	Filing Fee: Nonprofit Corporation - $3.00 (by statute); All other business entities: No Fee Filing Fee: Nonprofit Corporation - $3.00

☐	The Statement must be accompanied by a written consent to appointment executed by the registered agent.

☐	Please submit one originally signed document and one exact photocopy of the filing.

☐	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

RA-RO ChangeByEntity – 11/04/2009

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: business@state.wy.us

Consent to Appointment by Registered Agent

I,	Corporation Service Company	, registered office located at
(name of registered agent)
	1821 Logan Avenue	voluntarily consent to serve
Cheyenne, WY 82001
* (registered office physical address, city, state & zip)

as the registered agent for	Bresnan Broadband of Wyoming, LLC
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Corporation Service Company

Signature:	By: /s/ David W. Nickelsen	Date:	01/16/2012
	(Shall be executed by the registered agent.)		(mm/dd/yyyy)

Print Name:	David W. Nickelsen	Daytime Phone:	212-299-5600 ext 2066

Title:	Assistant Vice-President	Email:	dnickels@cscinfo.com

Registered Agent Mailing Address (if different than above):

*If this is a new address, complete the following:

Previous Registered Office(s):

I hereby certify that:

•	After the changes are made, the street address of my registered office and business office will be identical.

•	This change affects every entity served by me and I have notified each entity of the registered office change.

•	I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature:		Date:
	(Shall be executed by the registered agent.)		(mm/dd/yyyy)

Checklist

☐	Submit one originally signed consent to appointment and one exact photocopy.

RAConsent – Revised 10/21/2009

Wyoming Secretary of State
State Cap Building, Room 110
200 West 24th Street	Max Maxfield, WY Secretary of State
Cheyenne, WY 82002-0020	FILED: 03/05/2009 09:13 AM
Ph. 307.777.7311	Original ID: 2004-000464791
Fax 307.777.5339	Amendment ID: 2009-000733527
Email: business@state.wy.us

Notice of Entity Election

Communications Contact Person

In accordance with W.S. 17-28-104(d)	Bresnan Broadband of Wyoming, LLC
(Print Name of Business Entity)

elects to provide the Wyoming Secretary of State with the name, business address and phone number of a natural person who is an officer, director, employee or designated agent authorized to be the communications contact person for this business entity.

1. Name and title of the natural person authorized to be the communications contact person:

Print Name:	Robert Bresnan

Print Title:	Executive Vice President and General Counsel of its ultimate manager

2. Business Address:

Print Address:	1 Manhattanville Rd.

Print City, State and Zip Code:	Purchase, NY 10577

3. Daytime Phone Number:	(914) 641 -3335

4. I hereby certify that the information provided above is true and correct.

Date:	02/13/2009	Signature:	/s/ Robert Bresnan
(mm/dd/yyyy)		(Shall be executed by an authorized individual.)

		Print Name:	Robert Bresnan

		Title:	Executive Vice President and General Counsel of its ultimate manager

Checklist

☑	No Filing Fee

☑	The information listed on this form shall be kept current within 60 days of any change.

☑	Please submit one originally signed document and one exact photocopy of the filing.

☑	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

CommunicationsContact – 1/1/2009

Wyoming Secretary of State
State Cap Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020	For Office Use Only
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Notice of Entity Election

Names and Addresses of Key Individuals

In accordance with W.S. 17-28-104(d)	Bresnan Broadband of Wyoming, LLC
(Print Name of Business Entity)

elects to provide the Wyoming Secretary of State with the names and addresses of its directors, officers, limited liability company managers, managing partners, trustees or persons serving in a similar capacity. The names, addresses and titles are listed below.

1. Print Name:	Bresnan Digital Services, LLC	Print Title:	Member
Print Address:	1 Manhattanville Rd., Purchase, NY 10577

2. Print Name:		Print Title:
Print Address:

3. Print Name:		Print Title:
Print Address:

4. Print Name:		Print Title:
Print Address:

5. Print Name:		Print Title:
Print Address:

6. Print Name:		Print Title:
Print Address:

If additional space is needed for names, addresses and titles, please attach an additional sheet.

I hereby certify that the information contained in this document is true and correct.

Date:	02/13/2009	Signature:	/s/ Robert Bresnan
(mm/dd/yyyy)		(Shall be executed by an authorized individual.)

		Print Name:	Robert Bresnan

		Title:	Executive Vice President and General Counsel of its ultimate manager

Checklist

☑	No Filing Fee

☑	This information shall be kept current within 60 days of any change until the first annual report is filed and thereafter when the annual report is due for filing.

☑	Please submit one originally signed document and one exact photocopy of the filing.

☑	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

KeyIndividualsInformation – 1/1/2009

ARTICLES OF ORGANIZATION

OF

BRESNAN BROADBAND OF WYOMING, LLC

1. The name of the limited liability company is: Bresnan Broadband of Wyoming, LLC.

2. The period of its duration is: Perpetual.

3. The purpose for which the limited liability company is organized is: Any lawful purpose for which limited liability companies may be organized under the Wyoming Limited Liability Company Act.

4. The name and address of its registered agent is: C T Corporation System, 1720 Carey Avenue, Cheyenne, Wyoming 82001.

5. The mailing address where correspondence and annual report forms can be sent: 506 West 17th Street, Cheyenne, Wyoming 82001.

6. The total amount of cash and a description and agreed value of property other than cash contributed is: $1,000 cash.

7. The total additional contributions, if any, agreed to be made by all members and the times at which or events upon the happening of which they shall be made are: Not applicable.

8. The right, if given, of the members to admit additional members, and the terms and conditions of the admission are: Additional members may be admitted only with the unanimous approval of the then-existing member(s) of the limited liability company.

9. The right, if given, of the remaining members of the limited liability company to continue the business on the death, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member of the limited liability company: Not applicable.

10. The limited liability company hereby elects status as a flexible limited liability company pursuant to Section 17-15-107(a)(x) of the Wyoming Limited Liability Company Act.

11. The management of the limited liability company is reserved to the sole member. The name and address of the sole member is: Bresnan Digital Services, LLC, 1 Manhattanville Road, Purchase, New York 10577.

Date: April 7, 2004	/s/ Katherine E. Duplay
Katherine E. Duplay, Sole Organizer

3206587_1.DOC

SECRETARY OF STATE

State of Wyoming

The Capitol

Cheyenne, WY 82002

CONSENT TO APPOINTMENT

BY REGISTERED AGENT

I, CT CORPORATION SYSTEM, voluntarily consent to serve as the registered agent for Bresnan Broadband of Wyoming, LLC on the date shown below.

The registered agent certifies that he is: (circle one)

(a)	An individual who resides in this state and whose business office is identical with the registered office;

(b)	A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

(c)	A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

Dated this 8th day of April, 2004.

/s/ Katherine E. Duplay
Signature of Registered Agent